EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of dELiA*s Inc. on Form S-8 of our report dated October 4, 1996, (December 18, 1996 as to Note 10) appearing in the Prospectus of dELiA*s Inc., which is incorporated by reference in this Registration Statement.

We also consent to the reference to us under the headings
"Selected Financial Data" and "Experts" in such Prospectus.



/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

New York, New York
February 24, 1997










                                                  EXHIBIT 23.2



               CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement on Form S-8 of dELiA*s Inc. (the "Company") of our report dated August 14, 1996 (with respect to the first paragraph of Note 10a, December 18, 1996) relating to the balance sheets of the Company as at January 31, 1995 and January 31, 1996 and the related statements of operations, stockholders' equity and cash flows for the years then ended and for the period September 9, 1993 (inception) to January 31, 1994 included in the Company's prospectus dated December 19, 1996.



/s/ Richard A. Eisner & Company, LLP
New York, New York
February 24, 1997